Series Number:  1
For period ending 1/31/2012

48)
      Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD).  1. Total income dividends for which record date passed during the period
                                Investor Class                                                                 84
        Institutional                                            0

              2.  Dividends for a second class of open-end company shares
                                Advisor  Class                                                                            3
                                R Class                                                                             0

73A)          1. Dividends from net investment income
                                Investor Class                                                                           $0.1204
        Institutional Class                                           $0.1413

2. Dividends for a second class of open-end company shares
                                Advisor  Class                                                                           $0.0942
        R Class                                                      $0.0680

74U).   1. Number of shares outstanding (000's omitted)
                              Investor Class                  685
        Institutional Class            1

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                               Advisor Class                 33
                                 R Class                                                                               1

74V).   1. Net asset value per share (to nearest cent)
                               Investor Class                $10.95
         Institutional                                            $10.98

        2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                               Advisor Class                $10.89
                     R Class                                                                   $10.83

Series Number:  2
For period ending 1/31/2012

48)
      Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD).  1. Total income dividends for which record date passed during the period
                                 Investor Class                                                                46
         Institutional                                           1

              2.  Dividends for a second class of open-end company shares
                                 Advisor  Class                                                                           1
                                 R Class                                                                            0

73A)          1. Dividends from net investment income
                                 Investor Class                                                                            $0.0869
         Institutional Class                                            $0.1078
              2. Dividends for a second class of open-end company shares
                                 Advisor  Class                                                                            $0.0608
         R Class                                            $0.0347

74U).   1. Number of shares outstanding (000's omitted)
                               Investor Class                  605
         Institutional Class            4

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                               Advisor Class                   24
                                 R Class                                                                                 3

74V).   1. Net asset value per share (to nearest cent)
                               Investor Class                  $10.93
         Institutional                                              $10.95

        2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                               Advisor Class                   $10.90
         R Class                                                $10.87

Series Number:  3
For period ending 1/31/2012

48)
      Investor, R, and Advisor
First $500 million 1.150%
Next $500 million 1.100%
Next $4 billion 1.050%
Next $5 billion 1.040%
Next $5 billion 1.030%
Next $5 billion 1.020%
Next $5 billion 1.000%
Next $5 billion 0.950%
Over $30 billion 0.850%

Institutional
First $500 million 0.950%
Next $500 million 0.900%
Next $4 billion 0.850%
Next $5 billion 0.840%
Next $5 billion 0.830%
Next $5 billion 0.820%
Next $5 billion 0.800%
Next $5 billion 0.750%
Over $30 billion 0.650%

72DD).  1. Total income dividends for which record date passed during the period
                                 Investor Class                                                                   98
         Institutional                                              0

              2.  Dividends for a second class of open-end company shares
                                 Advisor  Class                                                                              3
                                 R Class                                                                               1

73A)          1. Dividends from net investment income
                                Investor Class                                                                             $0.1205
        Institutional Class                                             $0.1417
              2. Dividends for a second class of open-end company shares
                                Advisor  Class                                                                             $0.0940
        R Class                                                        $0.0674

74U).   1. Number of shares outstanding (000's omitted)
                              Investor Class                    819
        Institutional Class              2

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                               Advisor Class                   28
                                 R Class                                                                                 3

74V).   1. Net asset value per share (to nearest cent)
                              Investor Class                   $11.14
        Institutional                                              $11.21

        2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                               Advisor Class                  $11.05
         R Class                                               $10.95